1st Mariner Bancorp Reports Second Quarter 2012 Results

Baltimore, MD (July 26, 2012) – 1st Mariner Bancorp (OTCBB: FMAR), parent company of 1st Mariner Bank, reported net income of $5.7 million for the second quarter of 2012, compared to a net loss of $11.0 million for the second quarter of 2011. For the six months ended June 30, 2012, the net income was $7.5 million compared to a loss of $18.3 million for the six months ended June 30, 2011.

Mark A. Keidel, 1st Mariner’s Chief Executive Officer, said, “Our improved operating results for the second quarter were driven by a robust mortgage banking environment, improved credit quality, and continued reductions in operating expenses. The low interest rate environment and the addition of new mortgage production units have significantly increased loan production for home purchases and refinances. We experienced a record number of mortgage settlements during the quarter and for the first six months of 2012, with origination volume in excess of $1.0 billion.”

Mr. Keidel continued, “We experienced further improvement in our asset quality measures during the quarter. Net recoveries during the second quarter of 2012 from previously charged off loans totaled $428 thousand compared to net charge offs of $5.8 million in the same quarter last year. We also reduced levels of non-performing assets and delinquencies. This reflects continued efforts to resolve problem assets and the benefits of a stabilizing economy and real estate market. Our level of non-performing assets decreased 15% when compared to the June 30, 2011. Our delinquencies have improved significantly as well, with no accounts being over 90 days past due and accruing interest as of June 30, 2012, compared to $6.7 million last year.”

Mr. Keidel added, “As we continue to focus on operational efficiency enhancing asset quality, and executing on mortgage banking opportunities, we remain fully committed to improving our capital levels. While our improved operating performance has increased our capital ratios over the past two quarters, the ratios remain below the levels required by regulatory orders and we continue to work diligently to increase capital to levels required in our regulatory agreements.

Net interest income for the second quarter of 2012 was $7.3 million compared to $6.7 million in the second quarter of 2011. The net interest margin improved to 3.07% in the second quarter of 2012, compared to 2.86% in the second quarter of 2011. The improvement was due to lower interest rates paid on deposits. For the three months ended June 30, 2012, the average interest rate paid on deposits was 1.27%, and for the three months ended June 30, 2011, the rate was 1.77%. Interest expense on deposits was $2.9 million for the three months ended June 30, 2012 compared to $4.1 million for the three months ended June 30, 2011. Gross interest income was $11.2 million for the three months ended June 30, 2012 versus $11.7 million in the same period of 2011. Lower levels of loans and lower yields on those loans were the primary cause of the decrease. Average earning assets were $946.8 million and $919.7 million for the three months ended June 30, 2012 and 2011, respectively. The increase was due to higher average loans held for sale that resulted from the higher mortgage banking activity. The average loans held for sale for the three months ended June 30, 2012 and 2011 were $205.1 million and $54.1 million, respectively.

For the six months ended June 30, 2012, net interest income was $14.9 million compared to $13.5 million for the six months ended June 30, 2011. The net interest margin was 3.11% for the six months ended June 30, 2012 versus 2.85% for the same period in 2011. The improvement was due to lower interest rates paid on deposits. The average interest rate paid on deposits was 1.32% for the six months ended June 30, 2012 versus 1.79% for the six months ended June 30, 2011. Interest expense on deposits was $5.9 million for the six months ended June 30, 2012 compared to $8.6 million for the six months ended June 30, 2011. Gross interest income was $22.8 million for the three months ended June 30, 2012 versus $23.8 million in the same period of 2011. Lower levels of loans were the primary cause of the decrease. Average earning assets were $949.5 million and $933.9 million for the six months ended June 30, 2012 and 2011, respectively.  As with the quarter just ended, the six month results benefitted from higher average loans held for sale due to strong mortgage banking production.  The average loans held for sale for the six months ended June 30, 2012 and 2011 were $191.4 million and $61.2 million, respectively.

The Company experienced net recoveries of previously charged off loans of $428 thousand for the three months ended June 30, 2012. This resulted in a reversal of the provision for loan losses of $428 thousand for the three months ended June 30, 2012 compared to $5.8 million provision for the three months ended June 30, 2011. Net charge-offs for the three months ended June 30, 2011 were $5.8 million. Costs related to foreclosed properties, including write-downs due to declining appraised values, amounted to $940 thousand for the three months ended June 30, 2012, a significant improvement over the $1.7 million recorded for the three months ended June 30, 2011. Combined credit- related costs (reversal of/provision for loan losses and costs of foreclosed properties) amounted to $512 thousand for the three months ended June 30, 2012 versus $7.5 million for the three months ended June 30, 2011. Improving portfolio credit quality and a stabilizing real estate market in our operating region contributed to the improvement in credit costs.

The provision for loan losses was $572 thousand for the six months ended June 30, 2012 compared to $6.6 million for the six months ended June 30, 2011. Net charge offs for the six months ended June 30, 2012 were $852 thousand versus $6.6 million in the six months ended June 30, 2011. Costs related to foreclosed properties, including write-downs due to declining appraised values, amounted to $2.2 million for the six months ended June 30, 2012 versus $3.4 million recorded for the six months ended June 30, 2011. Combined credit- related costs amounted to $2.8 million for the six months ended June 30, 2012 compared to $10.0 million for the six months ended June 30, 2011. Portfolio credit quality and a stabilizing real estate market in our operating region contributed to the improvement in credit costs. As of June 30, 2012, the non-performing assets were $56.7 million, a 15% improvement over the $66.5 million of non-performing assets as of June 30, 2011. Delinquencies have also improved. As of June 30, 2012, there were no accounts that were 90 or more days past due and accruing interest. By comparison, there were $6.7 million in loans that were 90 or more days past due and accruing interest as of June 30, 2011.

Non-interest income was $12.8 million for the three months ended June 30, 2012, which is an increase of $8.1 million from the $4.7 million that was reported in the second quarter of 2011.  The increase from the prior year was due to the high volume of refinancing and sales activity produced by the mortgage division. Gross revenue from the mortgage banking activities was $11.1 million for the quarter ended June 30, 2012 versus $2.4 million in the quarter ended June 30, 2011. Low interest rates and expanded production capability continue to drive increases in home purchase loans and refinances. For the three months ended June 30, 2012, gross mortgage loan production volume was $570.9 million compared to $206.1 million for the three months ended June 30, 2011.

For the six months ended June 30, 2012, non-interest income was $23.2 million, which is a $15.4 million improvement over the $7.8 million recorded in the six months ended June 30, 2011. Improved gross mortgage banking revenue was the primary reason for the increase. For the six months ended June 30, 2012, the mortgage division’s gross revenue was $20.1 million, a significant increase over the $3.3 million that was recorded in the six months ended June 30, 2011. Gross mortgage loan production volume was $1.03 billion for the six months ended June 30, 2012 versus $390.7 million for the six months ended June 30, 2011, and the company experienced wider spreads on loans sold.

Non-interest expenses were $14.9 million for the three months ended June 30, 2012 compared to $16.6 million for the three months ended June 30, 2011. Controllable costs such as salaries and benefits and furniture, fixtures and equipment expenses decreased by $429 thousand in the three months ended June 30, 2012 compared to the three months ended June 30, 2011. Professional fees related to regulatory compliance, loan workouts, and efforts related to increasing capital levels were $739 thousand for the three months ended June 30, 2012 versus $1.3 million for the three months ended June 30, 2011. Costs associated with foreclosed properties decreased $718 thousand in the quarter ended June 30, 2012. Amounts paid for FDIC insurance premiums remain high with $1.1 million incurred in the three months ended June 30, 2012 and $1.5 million incurred in the three months ended June 30, 2011.

For the six months ended June 30, 2012, non-interest expenses were $30.3 million, which is an 8.2% improvement over the $33.0 million recorded in the six months ended June 30, 2011. Controllable costs such as salaries and benefits and furniture, fixtures and equipment expenses collectively decreased by $1.0 million in the six months ended June 30, 2012 when compared to the six months ended June 30, 2011. Costs associated with foreclosed properties decreased $1.2 million, with $2.2 million being recorded in the six months ended June 30, 2012 versus $3.4 million in the six months ended June 30, 2011. Professional fees related to regulatory compliance, loan workouts, and efforts related to increasing capital levels were $1.1 million for the six months ended June 30, 2012 versus $2.5 million for the six months ended June 30, 2011. As noted above, amounts paid for FDIC insurance premiums remain high. There was $2.1 million incurred in the six months ended June 30, 2012 and $2.5 million incurred in the six months ended June 30, 2011.

Comparing balance sheet data as of June 30, 2012 and 2011, total assets increased 5% to $1.22 billion, from the prior year’s $1.16 billion. The increase is largely due to a $182.9 million increase in loans held for sale that resulted from the high level of mortgage banking activity.

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Average earning assets were $946.8 million for the second quarter of 2012, which was a $27.1 million increase over the second quarter 2011 balance of $919.7 million. The increase was due to higher average loans held for sale that resulted from the higher mortgage banking activity.

-
Total loans outstanding were $660.8 million as of June 30, 2012. This is a 10% decrease from the $736.6 million reported in prior year. This was due to loan maturities, loan sales, and reduced portfolio loan production.

-
Total loans held for sale were $247.1 million as of June 30, 2012. This is an increase of $182.9 million, or 285%, over the $64.2 million held as of June 30, 2011. The increase was due to the high mortgage division production achieved in the three and six months ended June 30, 2102. For the six months ended June 30, 2012, gross mortgage loan production volume was $1.03 billion.

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The allowance for loan losses as of June 30, 2012 was $13.5 million, a decrease of 4% over the prior year’s $14.1 million. The allowance for loan losses as a percentage of total loans was increased to 2.05% as of June 30, 2012, compared to 1.92% as of June 30, 2011.

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Total deposits increased 5% from $995.1 million as of June 30, 2011 to $1.05 billion as of June 30, 2012. Money market and NOW accounts increased $17.0 million, from $133.2 million as of June 30, 2011 to $150.2 million as of June 30, 2012. Savings accounts increased $1.3 million from $58.3 million as of June 30, 2011 to $59.5 million as of June 30, 2012. Certificates of deposit were $737.5 million as of June 30, 2012, representing an increase of $43.2 million, or 6%, from the $694.3 million as of June 30, 2011.

-	As of June 30, 2012, 1st Mariner Bank’s capital ratios were as follows: Total Risk Based Capital 6.3%; Tier 1 Risk Based Capital 5.1%; and Leverage 3.7%.

1st Mariner Bancorp is a bank holding Company with total assets of $1.22 billion.  Its wholly owned banking subsidiary, 1st Mariner Bank, operates 21 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Carroll counties in Maryland, and the City of Baltimore. 1st Mariner Mortgage, a division of 1st Mariner Bank, operates retail offices in Central Maryland, the Eastern Shore of Maryland, and portions of Northern Virginia. 1st Mariner also operates direct marketing mortgage operations in Baltimore.  1st Mariner Bancorp’s common stock is quoted on the OTC Bulletin Board under the symbol “FMAR”.  1st Mariner’s Website address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company’s plans and expectations regarding the Company’s efforts to meet regulatory capital requirements established by the Federal Reserve and the FDIC, revenue growth, anticipated expenses, profitability of mortgage banking operations, and other unknown outcomes.  The Company’s actual results could differ materially from management’s expectations.  Factors that could contribute to those differences include, but are not limited to, the Company’s ability to increase its capital levels and those of 1st Mariner Bank, volatility in the financial markets, changes in regulations applicable to the Company’s business,  its concentration in real estate lending, increased competition, changes in technology, particularly Internet banking, impact of interest rates, and the possibility of economic recession or slowdown (which could impact credit quality, adequacy of loan loss reserve and loan growth).Greater detail regarding these  factors is provided in the forward looking statements and  Risk Factors  sections included in the reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2012. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release, or in our SEC filings, which are accessible on our web site and at the SEC’s web site, www.sec.gov.

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the three months ended June 30,
	2012	2011	$ Change	% Change
Summary of Earnings:
Net interest income	$7,347	$6,650	697	10%
Provision for loan losses	(428)	5,780	(6,208)	-107%
Noninterest income	12,835	4,746	8,089	170%
Noninterest expense	14,938	16,616	(1,678)	-10%
Net income/(loss) before income taxes	5,672	(11,000)	16,672	152%
Income tax expense/(benefit)	--	-	--	-100%
Net income/(loss)	5,672	(11,000)	16,672	152%

Profitability and Productivity:
Net interest margin	3.07%	2.86%	--	7%
Net overhead ratio	0.72%	3.88%	--	-81%
Efficiency ratio	74.02%	145.81%	--	49%
Mortgage loan production	570,887	206,115	364,772	177%
Average deposits per branch	49,849	45,232	4,617	10%

Per Share Data:
Basic earnings per share	$0.30	$(0.59)	0.89	151%
Diluted earnings per share	$0.30	$(0.59)	0.89	151%
Book value per share	$(0.91)	$(0.71)	(0.20)	-28%
Number of shares outstanding	18,860,482	18,860,482	-	0%
Average basic number of shares	18,860,482	18,640,914	219,568	1%
Average diluted number of shares	18,860,482	18,640,914	219,568	1%

Summary of Financial Condition:
At Period End:
Assets	$1,222,091	$1,164,027	58,064	5%
Investment Securities	40,538	56,549	(16,011)	-28%
Loans	660,795	736,611	(75,816)	-10%
Deposits	1,046,824	995,108	51,716	5%
Borrowings	173,398	169,361	4,037	2%
Stockholders' equity	(17,120)	(13,419)	(3,701)	-28%

Average for the period:
Assets	$1,175,531	$1,212,452	(36,921)	-3%
Investment Securities	31,149	74,544	(43,395)	-58%
Loans	668,997	751,440	(82,443)	-11%
Deposits	1,007,608	1,034,963	(27,355)	-3%
Borrowings	173,184	169,698	3,486	2%
Stockholders' equity	(19,865)	(5,490)	(14,375)	262%

Capital Ratios at period end: First Mariner Bank
Leverage	3.7%	3.8%	--	-3%
Tier 1 Capital to risk weighted assets	5.1%	5.7%	--	-11%
Total Capital to risk weighted assets	6.3%	6.9%	--	-9%

Asset Quality Statistics and Ratios:
Net (recoveries) / charge offs	(428)	5,762	(6,190)	-107%
Non-performing assets	56,699	66,489	(9,790)	-15%
90 Days or more delinquent loans	--	6,731	(6,731)	-100%
Annualized net chargeoffs to average loans	-0.26%	3.08%	--	-108%
Non-performing assets to total assets	4.64%	5.71%	--	-19%
90 Days or more delinquent loans to total loans	0.00%	0.91%	--	-100%
Allowance for loan losses to total loans	2.05%	1.92%	--	7%

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the six months ended June 30,
	2012	2011	$ Change	% Change
Summary of Earnings:
Net interest income	$14,913	$13,455	$1,458	11%
Provision for loan losses	572	6,580	(6,008)	-91%
Noninterest income	23,214	7,807	15,407	197%
Noninterest expense	30,268	32,991	(2,723)	-8%
Net income/(loss) before income taxes	7,287	(18,309)	25,596	-140%
Income tax expense/(benefit)	(205)	--	(205)	100%
Net income/(loss)	7,492	(18,309)	25,801	-141%

Profitability and Productivity:
Net interest margin	3.11%	2.85%	--	9%
Net overhead ratio	1.20%	4.04%	--	-70%
Efficiency ratio	79.39%	155.16%	--	-49%
Mortgage loan production	1,032,204	390,684	641,520	164%
Average deposits per branch	49,849	45,232	4,617	10%

Per Share Data:
Basic earnings per share	$0.40	$(0.99)	1.39	-140%
Diluted earnings per share	$0.40	$(0.99)	1.39	-140%
Book value per share	$(0.91)	$(0.71)	(0.20)	28%
Number of shares outstanding	18,860,482	18,860,482	--	0%
Average basic number of shares	18,860,482	18,524,312	336,170	2%
Average diluted number of shares	18,860,482	18,524,312	336,170	2%

Summary of Financial Condition:
At Period End:
Assets	$1,222,091	$1,164,027	58,064	5%
Investment Securities	40,538	56,549	(16,011)	-28%
Loans	660,795	736,611	(75,816)	-10%
Deposits	1,046,824	995,108	51,716	5%
Borrowings	173,398	169,361	4,037	2%
Stockholders' equity	(17,120)	(13,419)	(3,701)	28%

Average for the period:
Assets	$1,176,345	$1,251,269	(74,923)	-6%
Investment Securities	26,965	54,245	(27,280)	-50%
Loans	683,135	773,447	(90,311)	-12%
Deposits	1,010,148	1,070,711	(60,563)	-6%
Borrowings	174,109	169,726	4,383	3%
Stockholders' equity	(22,202)	(2,006)	(20,196)	1007%

Capital Ratios at period end: First Mariner Bank
Leverage	3.7%	3.8%	--	-3%
Tier 1 Capital to risk weighted assets	5.1%	5.7%	--	-11%
Total Capital to risk weighted assets	6.3%	6.9%	--	-9%

Asset Quality Statistics and Ratios:
Net Chargeoffs	852	6,580	(5,728)	-87%
Non-performing assets	56,699	66,489	(9,790)	-15%
90 Days or more delinquent loans	--	6,731	(6,731)	-100%
Annualized net chargeoffs to average loans	0.25%	1.71%	--	-85%
Non-performing assets to total assets	4.64%	5.71%	--	-19%
90 Days or more delinquent loans to total loans	0.00%	0.91%	--	-100%
Allowance for loan losses to total loans	2.05%	1.92%	--	7%

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	As of June 30,
	2012	2011	$ Change	% Change
Assets:
Cash and due from banks	$122,161	$179,479	(57,318)	-32%
Interest-bearing deposits	29,231	9,120	20,111	221%
Available-for-sale investment securities, at fair value	40,538	56,549	(16,011)	-28%
Loans held for sale	247,118	64,205	182,913	285%
Loans receivable	660,795	736,611	(75,816)	-10%
Allowance for loan losses	(13,521)	(14,115)	594	-4%
Loans, net	647,274	722,496	(75,222)	-10%
Real estate acquired through foreclosure	22,433	28,066	(5,633)	-20%
Restricted stock investments, at cost	6,886	7,011	(125)	-2%
Premises and equipment, net	37,652	39,683	(2,031)	-5%
Accrued interest receivable	3,677	3,840	(163)	-4%
Bank owned life insurance	38,058	36,856	1,202	3%
Prepaid expenses and other assets	27,063	16,722	10,341	62%
Total Assets	$1,222,091	$1,164,027	58,064	5%

Liabilities and Stockholders' Equity:
Liabilities:
Deposits	$1,046,824	$995,108	51,716	5%
Borrowings	121,330	117,293	4,037	3%
Junior subordinated deferrable interest debentures	52,068	52,068	--	0%
Accrued expenses and other liabilities	18,989	12,977	6,012	46%
Total Liabilities	1,239,211	1,177,446	61,765	5%

Stockholders' Equity
Common Stock	939	939	--	0%
Additional paid-in-capital	80,014	79,997	17	0%
Retained earnings	(95,962)	(91,519)	(4,443)	-5%
Accumulated other comprehensive loss	(2,111)	(2,836)	725	26%
Total Stockholders Equity	(17,120)	(13,419)	(3,701)	-28%
Total Liabilities and Stockholders' Equity	$1,222,091	$1,164,027	58,064	5%

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)	For the three months		For the six months
	ended June 30,		ended June 30,
	2012	2011	2012	2011
Interest Income:
Loans	$10,795	$10,946	$22,078	$22,645
Investments and interest-bearing deposits	375	706	711	1,196
Total Interest Income	11,170	11,652	22,789	23,841

Interest Expense:
Deposits	2,871	4,088	5,959	8,591
Borrowings	952	914	1,917	1,795
Total Interest Expense	3,823	5,002	7,876	10,386

Net Interest Income Before Provision for Loan Losses	7,347	6,650	14,913	13,455

Provision for Loan Losses	(428)	5,780	572	6,580

Net Interest Income After Provision for Loan Losses	7,775	870	14,341	6,875

Noninterest Income:
Total other-than-temporary impairment ("OTTI") charges	--	(92)	38	(28)
Less: Portion included in other comprehensive income	--	(45)	(498)	(109)
Net OTTI charges on securities available for sale	--	(137)	(460)	(137)
Mortgage banking revenue	11,116	2,398	20,066	3,333
ATM Fees	700	788	1,418	1,559
Service fees on deposits	624	742	1,304	1,477
Gain / (loss) on sale of assets	(230)	-	(322)	-
Commissions on sales of nondeposit investment products	87	154	149	272
Income from bank owned life insurance	287	334	580	668
Other	251	467	479	635
Total Noninterest Income	12,835	4,746	23,214	7,807

Noninterest Expense:
Salaries and employee benefits	5,552	5,859	11,331	12,129
Occupancy	2,286	2,029	4,508	4,205
Furniture, fixtures and equipment	324	446	686	931
Professional services	739	1,318	1,112	2,482
Advertising	232	115	420	250
Data processing	402	389	834	844
ATM servicing expenses	227	230	453	438
Costs of other real estate owned	940	1,658	2,214	3,417
FDIC insurance premiums	1,074	1,539	2,122	2,512
Service and maintenance	564	625	1,155	1,277
Other	2,598	2,408	5,433	4,506
Total Noninterest Expense	14,938	16,616	30,268	32,991

Net income/(loss) before income taxes	5,672	(11,000)	7,287	(18,309)
Income tax expense/(benefit)	--	--	(205)	--

Net income/(loss)	$5,672	$(11,000)	$7,492	$(18,309)

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the three months ended June 30,
	2012		2011
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$51,706	4.94%	$65,226	5.52%
Commercial Mortgages	306,197	5.82%	332,438	5.99%
Commercial Construction	53,150	5.38%	55,752	5.39%
Consumer Residential Construction	16,682	3.74%	21,652	4.42%
Residential Mortgages	115,855	5.22%	132,609	5.30%
Consumer	125,406	4.28%	143,763	4.60%
Total Loans	668,997	5.27%	751,440	5.47%

Loans held for sale	205,126	3.74%	54,120	4.41%
Trading and available for sale securities, at fair value	31,149	3.92%	74,544	3.00%
Interest bearing deposits	34,589	0.80%	32,504	1.81%
Restricted stock investments, at cost	6,967	0.00%	7,047	0.00%

Total earning assets	946,829	4.69%	919,655	5.04%

Allowance for loan losses	(13,741)		(13,984)
Cash and other non earning assets	242,443		306,781

Total Assets	$1,175,531		$1,212,452

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	5,910	0.97%	5,940	0.58%
Savings deposits	59,421	0.20%	59,348	0.10%
Money market deposits	135,487	0.54%	127,863	0.59%
Time deposits	705,072	1.51%	735,738	2.11%
Total interest bearing deposits	905,890	1.27%	928,889	1.77%

Borrowings	173,184	2.21%	169,698	2.16%

Total interest bearing liabilities	1,079,074	1.42%	1,098,587	1.83%

Noninterest bearing demand deposits	101,718		106,074
Other liabilities	14,604		13,281
Stockholders' Equity	(19,865)		(5,490)

Total Liabilities and Stockholders' Equity	$1,175,531		$1,212,452

Net Interest Spread		3.27%		3.21%

Net Interest Margin		3.07%		2.86%

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the six months ended June 30,
	2012		2011
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$53,058	5.06%	$67,378	5.36%
Commercial Mortgages	312,870	5.81%	341,813	6.13%
Commercial Construction	54,166	5.58%	56,466	5.45%
Consumer Residential Construction	16,380	4.14%	25,157	4.87%
Residential Mortgages	118,657	5.56%	136,626	5.17%
Consumer	128,005	4.34%	146,007	4.53%
Total Loans	683,135	5.37%	773,447	5.50%

Loans held for sale	191,417	3.76%	61,178	4.33%
Trading and available for sale securities, at fair value	26,965	4.33%	54,245	3.39%
Interest bearing deposits	40,904	0.62%	38,027	1.45%
Restricted stock investments, at cost	7,064	0.00%	7,071	0.00%

Total earning assets	949,485	4.77%	933,968	5.09%

Allowance for loan losses	(13,898)		(14,169)
Cash and other non earning assets	240,758		331,470

Total Assets	$1,176,345		$1,251,269

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	5,822	0.98%	6,275	0.58%
Savings deposits	58,251	0.19%	58,624	0.14%
Money market deposits	131,383	0.52%	130,040	0.57%
Time deposits	712,471	1.56%	770,786	2.14%
Total interest bearing deposits	907,927	1.32%	965,725	1.79%

Borrowings	174,109	2.21%	169,726	2.13%

Total interest bearing liabilities	1,082,036	1.46%	1,135,451	1.84%

Noninterest bearing demand deposits	102,221		104,986
Other liabilities	14,290		12,838
Stockholders' Equity	(22,202)		(2,006)

Total Liabilities and Stockholders' Equity	$1,176,345		$1,251,269

Net Interest Spread		3.31%		3.25%

Net Interest Margin		3.11%		2.85%

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the three months ended June 30,
	2012	2011	$ Change	% Change
Summary of Earnings:
Net interest income	$7,347	$6,650	697	10%
Provision for loan losses	(428)	5,780	(6,208)	-107%
Noninterest income	12,835	4,746	8,089	170%
Noninterest expense	14,938	16,616	(1,678)	-10%
Net income/(loss) before income taxes	5,672	(11,000)	16,672	152%
Income tax expense/(benefit)	--	--	--	-100%
Net income/(loss)	5,672	(11,000)	16,672	152%

Profitability and Productivity:
Net interest margin	3.07%	2.86%	--	7%
Net overhead ratio	0.72%	3.88%	--	-81%
Efficiency ratio	74.02%	145.81%	--	49%
Mortgage loan production	570,887	206,115	364,772	177%
Average deposits per branch	49,849	45,232	4,617	10%

Per Share Data:
Basic earnings per share	$0.30	$(0.59)	0.89	151%
Diluted earnings per share	$0.30	$(0.59)	0.89	151%
Book value per share	$(0.91)	$(0.71)	(0.20)	-28%
Number of shares outstanding	18,860,482	18,860,482	--	0%
Average basic number of shares	18,860,482	18,640,914	219,568	1%
Average diluted number of shares	18,860,482	18,640,914	219,568	1%

Summary of Financial Condition:
At Period End:
Assets	$1,222,091	$1,164,027	58,064	5%
Investment Securities	40,538	56,549	(16,011)	-28%
Loans	660,795	736,611	(75,816)	-10%
Deposits	1,046,824	995,108	51,716	5%
Borrowings	173,398	169,361	4,037	2%
Stockholders' equity	(17,120)	(13,419)	(3,701)	-28%

Average for the period:
Assets	$1,175,531	$1,212,452	(36,921)	-3%
Investment Securities	31,149	74,544	(43,395)	-58%
Loans	668,997	751,440	(82,443)	-11%
Deposits	1,007,608	1,034,963	(27,355)	-3%
Borrowings	173,184	169,698	3,486	2%
Stockholders' equity	(19,865)	(5,490)	(14,375)	262%

Capital Ratios at period end: First Mariner Bank
Leverage	3.7%	3.8%	--	-3%
Tier 1 Capital to risk weighted assets	5.1%	5.7%	--	-11%
Total Capital to risk weighted assets	6.3%	6.9%	--	-9%

Asset Quality Statistics and Ratios:
Net (recoveries) / charge offs	(428)	5,762	(6,190)	-107%
Non-performing assets	56,699	66,489	(9,790)	-15%
90 Days or more delinquent loans	--	6,731	(6,731)	-100%
Annualized net chargeoffs to average loans	-0.26%	3.08%	--	-108%
Non-performing assets to total assets	4.64%	5.71%	--	-19%
90 Days or more delinquent loans to total loans	0.00%	0.91%	--	-100%
Allowance for loan losses to total loans	2.05%	1.92%	--	7%

Contact:
Kevin O’Keefe
Weber Shandwick
410-558-2102